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                                                                    EXHIBIT 10.7


                         WORLD ACCEPTANCE CORPORATION
                           SUPPLEMENTAL INCOME PLAN



1.   Establishment and Purpose of Plan
     ---------------------------------

1.1  Establishment and Duration of Plan.  The Board of Directors ("Board") of
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     World Acceptance Corporation, a South Carolina corporation, hereby establishes the Supplemental Income Plan of World Acceptance Corporation and its successors, effective as of the first day of April 2000. By executing a Participation Agreement, an Executive agrees to the terms of the Plan. The Plan shall continue until terminated by the Board of Directors of the Corporation.

1.2  Purpose of Plan.  The purpose of this Plan is to provide deferred
     ---------------
     compensation to a select group of management or highly compensated employees.


2.   Definitions
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2.1  "Beneficiary" means, with respect to an Executive, the person or persons who are designated as such by an Executive, in his Participation Agreement, to receive payments under the Plan following the death of the Executive.

2.2 "Corporation" means World Acceptance Corporation, a South Carolina corporation, or any successor thereto and it subsidiaries.

2.3 "Disability" shall have the meaning ascribed to "Total Disability" in the World Acceptance Corporation Long Term Disability Income Plan, whether or not the Executive is covered under such plan. The Board, in its sole discretion, will determine an Executive's Disability for purposes of this Plan.

2.4 "Early Retirement" means the retirement, with the written consent of the Board of Directors, from employment with the Corporation by an Executive prior to his Normal Retirement Age. The Board may grant or deny Early Retirement to an Executive for any reason. However, no Executive will be granted Early Retirement until he has reached the age of 57 and been a participant in the Plan for at least 8 years.

2.5 "Early Retirement Benefit" means, with respect to each Executive, 45% of such Executive's monthly base salary, at the time of Early Retirement, multiplied by his Days of Service Fraction.

2.6 "Early Retirement Date" means the first day of the month following the month during which the Executive is granted Early Retirement.
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2.7   "Employment Date" means the most recent date an Executive became employed as an officer of the Corporation. If the Executive was originally employed as a non-officer, then the date of promotion to officer status constitutes the Employment Date.

2.8 "Executive" means any employee who is an officer, who is designated as eligible to participate in the Plan by the Board of Directors of the Corporation and who executes a Participation Agreement.

2.9 "Fiscal Year" shall mean the 12-month period beginning on April 1 of each year.

2.10 "Normal Retirement" means the retirement from employment with the Corporation of an Executive after reaching Normal Retirement Age.

2.11 "Normal Retirement Age" means the date on which an Executive attains the age of sixty-five (65).

2.12 "Normal Retirement Benefit" means, with respect to each Executive, 45% of such Executive's monthly base salary at the time of Normal Retirement.

2.13 "Normal Retirement Date" means the first day of the month following the month during which the Executive attains Normal Retirement Age or, if later, the first day of the month following the Executive's retirement after attainment of his Normal Retirement Age.

2.14 "Participation Agreement" means the agreement executed by the Executive upon being admitted to the Plan. With respect to each Executive, the Participation Agreement shall be an integral part of the Plan.

2.15 "Plan" means the Supplemental Income Plan of the Corporation and its successors as described herein as the same may hereafter from time to time be amended.

2.16 "Day of Service" means, with respect to each Executive, each day following such Executive's Employment Date on which such Executive is employed by the Corporation.

2.17 "Days of Service Fraction" means, with respect to each Executive, at any time, the number of Days of Service then accrued by such Executive, divided by the number of Days of Service such Executive would accrue if he were continuously employed by the Corporation from his Employment Date until his Normal Retirement Age.

3.    Payment of Benefits
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3.1   If an Executive voluntarily terminates employment before retirement, or if an Executive's employment is terminated for reason of malfeasance, dishonesty, or other similar wrongdoing (even after becoming eligible for retirement), neither the Executive nor his Beneficiary will be entitled to receive any benefits under this Plan. If an Executive's malfeasance, dishonesty or other wrongdoing is discovered after payments to the Executive under this Plan have already begun, neither the Executive nor his Beneficiary will be entitled to receive any further payments under the Plan. All determinations under

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     this paragraph will be made by World Acceptance Corporation's Board of
     Directors in its sole discretion.

3.2 In the event of an Executive's Normal Retirement, the Corporation will make a series of monthly payments to the Executive. Each payment will be equal to the Executive's Normal Retirement Benefit. The first such payment shall be made on the Normal Retirement Date and the remaining payments shall be made on the first day of each succeeding month until 180 total payments have been made. If the Executive dies before all of the payments due to him have been made, the remaining payments shall be made to the Executive's Beneficiary. If the Executive's Beneficiary dies before receiving all the payments due to him, then the remaining payments shall be made to the personal representative of the Beneficiary's estate.

3.3 In the event of an Executive's Early Retirement, the Corporation will make a series of monthly payments to the Executive. Each payment will be equal to the Executive's Early Retirement Benefit. The first such payment shall be made on the Executive's Early Retirement Date and the remaining payments shall be made on the first day of each succeeding month until 180 total payments have been made. If an Executive dies before receiving all of the payments due to him, then the remaining payments shall be made to the Executive's Beneficiary. If the Executive's Beneficiary dies before receiving all the payments due to him or her, then the remaining payments shall be made to the personal representative of the Beneficiary's estate.

3.4 Except as provided in section 3.1, if the Corporation terminates an Executive's employment before his death or retirement, or if an Executive terminates employment because of Disability, the Executive will receive the same benefit he would have received if he had retired on the date of his termination. For purposes of this paragraph, the age 57 and 8 years of Plan participation requirements for Early Retirement will not apply. The first such payment shall be made on the first day of the month following the Executive's termination of employment and the remaining payments shall be made on the first day of each succeeding month until 180 payments have been made. If the Executive's Beneficiary dies before all of the payments due have been made, then any remaining payments shall be made to the personal representative of the Beneficiary's estate.

3.5 If an Executive dies while employed with the Corporation, his Beneficiary will receive payments pursuant to section 3.2 calculated as if the Executive's date of death is his Normal Retirement Date.

3.6 If, at the death of the Executive, there is no properly designated living Beneficiary, or, if the Beneficiary is an entity and such entity is not then in existence, then any payments due under this Plan shall be made to the Executive's estate.

3.7 In making any payment to or for the benefit of any minor or an incompetent Beneficiary, the Board, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed committee of such incompetent. It may also make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or

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     other person shall be a complete discharge of the Corporation. Neither the
     Board nor the Corporation shall have any responsibility to see to the proper application of any payments so made.

4.   Nature of Corporation's Obligation
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4.1  The Corporation's obligation to the Executives under this Plan shall be an unfunded and unsecured promise to pay. The rights of an Executive or Beneficiary under this Plan shall be solely those of an unsecured general creditor of the Corporation. The Corporation shall not be obligated under any circumstances to set aside or hold assets to fund its financial obligations under this Plan.

4.2 Any assets that the Corporation may set aside, acquire or hold to help cover its financial liabilities under this Plan are and remain general assets of the Corporation subject to the claims of its creditors. The Corporation does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Corporation to a Executive or Beneficiary. All rights of ownership in any assets are and remain in the Corporation. Any general asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Executive or any Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Corporation. Any such asset shall remain a general, unpledged, and unrestricted asset of the Corporation.

4.3 The Corporation's liability for payment of benefits shall be determined only under the provisions of this Plan, as they may be amended from time to time.


5.   Amendment and Termination
     -------------------------

5.1 This Plan may be amended in any way or may be terminated, in whole or in part, at any time, in the discretion of the Board. However, no amendment or termination of the Plan will have the effect of reducing an Executive's retirement benefit below the amount of such benefit computed as of the date of amendment or termination.


6.   Limitations on Transfer
     -----------------------

6.1 Neither an Executive nor a Beneficiary may in any manner anticipate, alienate, sell, assign, pledge, encumber or otherwise transfer the right to receive payments under this Plan. Any attempt to do so will be void. Such rights are not subject to legal process or levy of any kind.

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7.   Administration
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7.1  The Corporation is the named fiduciary of the Plan.  The Board, acting on behalf of the Corporation, shall have the authority to control and manage the operation and administration of the Plan except as otherwise expressly provided in this plan document.

7.2 The Board, acting on behalf of the Corporation, has the discretion (1) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (2) to determine eligibility to participate in the Plan and (3) to make factual determinations in connection with any of the foregoing. A decision of the Board with respect to any matter pertaining to the Plan, including without limitation the employees determined to be eligible, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Board member shall participate in any decision of the Board that would directly and specifically affect the timing or amount of his or her benefits under the Plan.


8.   Claims Procedure
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8.1  A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's rights to future benefits under the terms of the Plan shall be considered to be a claim.

8.2 A claim for benefits will be considered as having been made when submitted in writing by the claimant to the Corporation. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he or she is entitled. The claim may be delivered personally during normal business hours or mailed to the Corporation.

8.3 The Board, acting on behalf of the Corporation, will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his or her claim has been denied just as if he or she had received actual notice of denial.

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8.4  The notice informing the claimant that his or her claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

     (1)   The specific reason(s) for the denial.

     (2) Specific reference to pertinent Plan provisions on which the denial is based.

     (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

     (4) Appropriate information as to the steps to be taken if the Executive or Beneficiary wishes to submit his or her claim for review.

8.5 If the claim is wholly or partially denied, the claimant (or his or her authorized representative) may file an appeal of the denied claim with the Board requesting that the claim be reviewed. The Board shall conduct a full and fair review of each appealed claim and its denial. Unless the Board notifies the claimant that due to the nature of the benefit and other attendant circumstances he or she is entitled to a greater period of time within which to submit his or her request for review of a denied claim, the claimant shall have 60 days after he or she (or his or her authorized representative) receives written notice of denial of his or her claim within which such request must be submitted to the Board.

8.6 The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may:

     (1)  Review pertinent documents.

     (2) Submit issues and comments in writing.

8.7 The decision of the Board regarding the appeal will be given to the claimant in writing no later than 60 days following receipt of the request for review. However, if special circumstances (for example, if the Board decides to hold a hearing on the appeal) require an extension of time for processing, the decision shall be rendered as soon as possible, but not
     later than 120 days after receipt of the request for review.   If special
     circumstances require that a decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

8.8 The Board may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

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8.9   The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

8.10 An Executive or Beneficiary must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.


9.    General Provisions
      ------------------

9.1 Nothing in this Plan shall be deemed to give any person the right to remain in the employ of the Corporation or affect the right of the Corporation to terminate any Executive's employment with or without cause.

9.2 Any amount required to be withheld under applicable Federal, state and local income tax laws will be withheld and any payment under the Plan will be reduced by the amount so withheld.

9.3 This Plan shall be construed and administered in accordance with the laws of the State of South Carolina to the extent that such laws are not preempted by federal law.

      This plan document has been executed on behalf of the Corporation this 15th day of March, 2000.


                              WORLD ACCEPTANCE CORPORATION

                              By:___________________________________________

                              A. A. McLean, Executive Vice President and CFO
                              ----------------------------------------------
                                   [Type name and Title]

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                            PARTICIPATION AGREEMENT
                           ------------------------
                           SUPPLEMENTAL INCOME PLAN
                                      OF
                         WORLD ACCEPTANCE CORPORATION


     As provided in the above referenced Plan effective April 1, 2000, you, C.
D. Walters, are hereby invited to participate. By accepting the invitation to participate in the Plan, you acknowledge that you have read the Plan, understand its terms, understand that benefits will be paid pursuant to the Plan only under specific circumstances described therein, understand that you are a general creditor of World Acceptance Corporation and that you have no interest in specific assets owned by the Corporation.

     I hereby accept this invitation of World Acceptance Corporation to participate in its Supplemental Income Plan.

______________________________________________________________________________
     Witness                                  Participant

For purposes of the plan, I hereby designate the following Beneficiary or
Beneficiaries:


                              __________________________________________
                              (Beneficiary)

     If the above named Beneficiary is not alive when payments are first due to be made under the Plan, I hereby designate the following Contingent Beneficiary or Beneficiaries:


                              __________________________________________
                              (Contingent Beneficiary)


Plan Employment Date: April 30, 1976


Company Copy - Return to Debbie Bolds at Home Office